Exhibit 99.2

Sonus Networks, Inc.

Supplementary  Financial and Operational Data

$(000s)	YTD Q216	Q216	Q116	FY15	Q415	Q315	YTD Q215	Q215	Q115
Revenue
Product	70,118	35,349	34,769	141,913	47,776	42,230	51,907	27,042	24,865
Services	49,890	25,508	24,382	107,121	28,550	25,632	52,939	27,659	25,280
Total Revenue	120,008	60,857	59,151	249,034	76,326	67,862	104,846	54,701	50,145

% of Total Revenue	YTD Q216	Q216	Q116	FY15	Q415	Q315	YTD Q215	Q215	Q115
Revenue
Product	58%	58%	59%	57%	63%	62%	50%	49%	50%
Services	42%	42%	41%	43%	37%	38%	50%	51%	50%

Revenue by Geography
Domestic	69%	70%	68%	71%	70%	77%	67%	71%	62%
International	31%	30%	32%	29%	30%	23%	33%	29%	38%

% of Product Revenue	YTD Q216	Q216	Q116	FY15	Q415	Q315	YTD Q215	Q215	Q115
Revenue by Channel
Direct	77%	75%	79%	76%	75%	78%	75%	74%	76%
Indirect	23%	25%	21%	24%	25%	22%	25%	26%	24%

Operating Statistics	YTD Q216	Q216	Q116	FY15	Q415	Q315	YTD Q215	Q215	Q115
10% Customers
Number of 10% customers	2	2	2	1	0	3	1	1	2
Name of 10% customers	AT&T	AT&T	Level 3	AT&T	<None>	AT&T	AT&T	AT&T	Verizon
	Level 3	Verizon	AT&T			Inteliquent			Softbank
						CenturyLink

Top 5 Customers as % of Revenue	44%	46%	46%	37%	33%	50%	40%	40%	43%

Number of Total Customers**	*	691	640	*	698	664	*	624	695

Number of New Customers**	282	151	131	623	155	150	318	150	168

* Not historically provided.

**Customer Count reflects end customer and excludes customers with maintenance only revenue of less than $5k on a quarterly basis.